Exhibit 99(jj)

[August 29, 1996 Letter to Holders of 1,000 or More IES Shares Who Hold Such Shares in "Street Name"]

[MidAmerican Energy Company Letterhead]

                             IMPORTANT DEVELOPMENT

                                                                 August 29, 1996

DEAR IES SHAREHOLDER:

         On August 28, 1996, Institutional Shareholder Services ("ISS"), the nation's leading independent proxy voting advisory service, endorsed MidAmerican Energy's position and recommended that its clients, including institutional investors, mutual funds and other fiduciaries, VOTE AGAINST THE WISCONSIN DEAL.

         Here's what ISS wrote in its recommendation:

          * "[T]he MEC transaction presents a financially superior offer to IES shareholders."

          * "[W]e do not believe the [three-way Wisconsin] agreement warrants shareholder support."

          * "[D]espite the financially superior offer to purchase IES prior to the agreement being negotiated with WPL and IPC, management and the board of IES chose not to meet with representatives of MEC to discuss their offer to combine the companies. .....At the very least, the IES board should meet with MEC representatives to discuss its financially superior offer. ....."

          * "If you plan to follow ISS's vote recommendation, vote the BLUE [MidAmerican] proxy card and discard the WHITE management card."

                            THE MIDAMERICAN PROPOSAL
                  HIGHER PRICE, HIGHER DIVIDEND, GREATER VALUE!

         Remember, MidAmerican is offering you higher value and a higher dividend -- $2.82 per IES share -- a 25% higher dividend than you would receive in the Wisconsin deal. If you oppose the Wisconsin merger, but have not yet voted, you must do so now to ensure that your vote is counted.

                           TIME IS SHORT -- ACT TODAY

         To support the MidAmerican Proposal, check the "Against" box, then sign, date and mail the enclosed BLUE proxy today. We urge you NOT to return any green or white proxy sent to you by IES. If you have already returned your IES proxy, you can still change your vote. Only the latest-dated proxy will count. Time is of the essence, so please act today.

         If you have any questions or need assistance in the last-minute voting of your shares, please call us, toll-free, at 1-888-776-4692.

         Thank you for your continued support.

                                   Sincerely,

/s/ Russell E. Christiansen                              /s/ Stanley J. Bright
RUSSELL E. CHRISTIANSEN                                  STANLEY J. BRIGHT
Chairman of the Board                                    President and
                                                         Chief Executive Officer

                                    IMPORTANT

         If your IES shares are held in your name, please sign, date and return the enclosed BLUE proxy card today. If your shares are held in the name of a brokerage firm, only your broker can vote your shares and only upon receipt of your specific instructions. Please call and instruct your broker to execute a BLUE proxy card on your behalf. You should also promptly sign, date and return your BLUE card when you receive it from your broker. Please do so for each separate account you maintain.

         If you have any questions or need assistance in voting your shares, please call D. F. King & Co., at (212)269-5550 or MidAmerican toll free at 1-888-776-4692.

         MidAmerican has filed with the Securities and Exchange Commission a proxy statement and other materials relating to the solicitation of proxies against the proposed IES/WPL/Interstate transaction and that proxy statement and the other materials are incorporated herein by reference.

[August 29, 1996 Letter to Registered Holders of 1,000 or More IES Shares]

[MidAmerican Energy Company Letterhead]

                             IMPORTANT DEVELOPMENT

                                                                 August 29, 1996

DEAR IES SHAREHOLDER:

         On August 28, 1996, Institutional Shareholder Services ("ISS"), the nation's leading independent proxy voting advisory service, endorsed MidAmerican Energy's position and recommended that its clients, including institutional investors, mutual funds and other fiduciaries, VOTE AGAINST THE WISCONSIN DEAL.

         Here's what ISS wrote in its recommendation:

          * "[T]he MEC transaction presents a financially superior offer to IES shareholders."

          * "[W]e do not believe the [three-way Wisconsin] agreement warrants shareholder support."

          * "[D]espite the financially superior offer to purchase IES prior to the agreement being negotiated with WPL and IPC, management and the board of IES chose not to meet with representatives of MEC to discuss their offer to combine the companies. .....At the very least, the IES board should meet with MEC representatives to discuss its financially superior offer. ....."

          * "If you plan to follow ISS's vote recommendation, vote the BLUE [MidAmerican] proxy card and discard the WHITE management card."

                            THE MIDAMERICAN PROPOSAL
                  HIGHER PRICE, HIGHER DIVIDEND, GREATER VALUE!

         Remember, MidAmerican is offering you higher value and a higher dividend -- $2.82 per IES share -- a 25% higher dividend than you would receive in the Wisconsin deal. If you oppose the Wisconsin merger, but have not yet voted, you must do so now to ensure that your vote is counted.

                           TIME IS SHORT -- ACT TODAY

     To support the MidAmerican Proposal, check the "Against" box, then sign, date and mail the enclosed BLUE proxy today. We urge you NOT to return any green or white proxy sent to you by IES. If you have already returned your IES proxy, you can still change your vote. Only the latest-dated proxy will count. Time is of the essence, so please act today.

         If you have any questions or need assistance in the last-minute voting of your shares, please call us, toll-free, at 1-888-776-4692.

         Thank you for your continued support.

                                   Sincerely,

/s/ Russell E. Christiansen                              /s/ Stanley J. Bright
RUSSELL E. CHRISTIANSEN                                  STANLEY J. BRIGHT
Chairman of the Board                                    President and
                                                         Chief Executive Officer

                                    IMPORTANT

         If your IES shares are held in your name, please sign, date and return the enclosed BLUE proxy card today. If your shares are held in the name of a brokerage firm, only your broker can vote your shares and only upon receipt of your specific instructions. Please call and instruct your broker to execute a BLUE proxy card on your behalf. You should also promptly sign, date and return your BLUE card when you receive it from your broker. Please do so for each separate account you maintain.

         If you have any questions or need assistance in voting your shares, please call D.F. King & Co., at (212)269-5550 or MidAmerican toll free at 1-888-776-4692.

         FOR THE INFORMATION OF IES SHAREHOLDERS: Please be advised that each proxy card that you have received or will receive from MidAmerican is a card with which you can vote (i) sharesof IES Common Stock registered in your name, if any, and (ii) shares of IES Common Stock owned by you a a participant in each of the following Company Plans: the IES Dividend Reinvestment and Stock Purchase Plan, IES Employee Stock Purchase Plan, and the IES Bonus Stock Ownership Plan, if any.

         MidAmerican has filed with the Securities and Exchange Commission a proxy statement and other materials relating to the solicitation of proxies against the proposed IES/WPL/Interstate transaction and that proxy statement and the other materials are incorporated herein by reference.